Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
155 NORTH WACKER DRIVE	FIRM/AFFILIATE
CHICAGO, ILLINOIS 60606-1720 ________ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com June 22, 2012

OFFICES

--------------

BOSTON

HOUSTON

LOS ANGELES

NEW YORK

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

--------------

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SHANGHAI

SINGAPORE

SYDNEY

TOKYO

TORONTO

VIENNA

HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, CA 90806

RE:                          Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States Federal income tax considerations in connection with the offering (the “Offering”) of up to 7,800,000 shares of common stock (the “Shares”) by HCP, Inc., a Maryland corporation (“HCP”), pursuant to a shelf registration statement on Form S-3 (File No. 333-161721), dated September 4, 2009 (together with the prospectus filed therewith, the “Registration Statement”), a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2012 (the “Preliminary Prospectus Supplement”) and a prospectus supplement filed with the Commission on June 20, 2012 (the “Prospectus Supplement”, and collectively with the Registration Statement and the Preliminary Prospectus Supplement, the “Offering Documents”). We have acted as tax counsel to HCP in connection with, and have participated in the preparation of, the Preliminary Prospectus Supplement and the Prospectus Supplement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Offering Documents and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of

HCP, Inc.

June 22, 2012

officers of HCP (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of HCP and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Offering Documents or in any other document. In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representation that the statements, representations and covenants contained in the Officers’ Certificate, the Offering Documents, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality.

Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. We have, at the Company’s request, also assumed for purposes of our opinion that any legal opinion received by the Company on or before November 8, 2010, to the effect that the Company was taxable as a real estate investment trust (a “REIT”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), is correct. Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) HCP and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the

HCP, Inc.

June 22, 2012

Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to HCP or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that, commencing with HCP’s taxable year that ended on December 31, 1985, HCP has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable it to meet the requirements for qualification and taxation as a REIT under the Code thereafter. As noted in the Offering Documents, HCP’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of HCP’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you in connection with the Offering.  We consent to the filing of this opinion as an exhibit to the Form 8-K, filed with the Commission on June 22, 2012 and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Supplemental Material United States Federal Income Tax Considerations” in the Preliminary Prospectus Supplement and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are

HCP, Inc.

June 22, 2012

in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP